SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Under Rule 14a-12


                                  DYNACARE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)    Total fee paid:

--------------------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

--------------------------------------------------------------------------------
(2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)    Filing Party:

--------------------------------------------------------------------------------
(4)    Date Filed:

--------------------------------------------------------------------------------

The following press release was issued by Dynacare Inc. on May 9, 2002.

                               *   *   *   *

ATTENTION: BUSINESS EDITORS AND REPORTERS
-----------------------------------------

FOR IMMEDIATE RELEASE


DYNACARE ANNOUNCES ACQUISITION AGREEMENT WITH LABCORP


TORONTO, MAY 9, 2002 - Dynacare Inc. (TSE: DNA; Nasdaq: DNCR) announced today it has entered a definitive agreement with Laboratory Corporation of America Holdings (LabCorp) under which LabCorp (NYSE: LH) will acquire all of the outstanding shares of Dynacare for US$480 million. In addition, LabCorp will assume approximately US$205 million in Dynacare debt in conjunction with the closing of the transaction.

Under the terms of the agreement, which was unanimously approved by the boards of both companies, LabCorp will acquire 100 percent of the outstanding shares of Dynacare common stock for US$23.00 per share pursuant to a Plan of Arrangement under Canadian Law. Under the Plan of Arrangement, each outstanding share of Dynacare common stock will be exchanged for US$11.50 in cash and 0.1164 shares of LabCorp common stock. LabCorp will issue approximately 2.4 million new common shares in connection with the transaction, based on Dynacare's approximately
20.9 million diluted shares outstanding. The cash component of the transaction will be funded by a combination of cash on hand, borrowings under LabCorp's existing credit facility and a new bridge loan facility.

Dynacare has grown from its Canadian roots to become a major clinical laboratory company in North America. In Ontario, the company operates in partnership with Gamma NorthPeel and Bio-Science Laboratory, and in Alberta in partnership with Kasper Medical Laboratories and MDS Laboratories. The deal does not affect these partnerships, as the existing management teams will be retained to exercise control over the company's operations in Canada.

"Dynacare remains committed to staying on the cutting edge of diagnostic services in Canada, and we're proud that our reputation for quality and efficiency prompted LabCorp to enter into this agreement," said Harvey Shapiro, President and Chief Executive Officer of Dynacare. "Through LabCorp, new doors will open for Dynacare and our partners. We will have access to advanced technologies and resources, as well as strengthened capabilities to help us improve our front-line lab services and growth prospects."

LabCorp is one of the world's leading clinical laboratory providers, with annual revenues of US$2.2 billion in 2001. Each day, the company performs diagnostic procedures on specimens from approximately 280,000 patients and is recognized as an industry leader in introducing new diagnostic technologies, including its being the first U.S. clinical lab company to fully embrace genomic testing.

"Diagnostic testing is entering into new and exciting areas, including genetic analysis, but the start-up costs can often be exorbitant," said Mr. Shapiro. "As a result of this transaction, the economies of scale are now in place for Dynacare and its partners to adopt technological innovations as they emerge, which translates into better overall medical care."

Under separate agreements, Dynacare's two largest shareholders and certain officers and directors, who hold in the aggregate 48.2 percent of Dynacare's outstanding common stock, will irrevocably undertake to vote their shares in favor of the Plan of Arrangement and, under certain circumstances, sell their shares to LabCorp if the Agreement is terminated or the Arrangement does not close. The offer and the merger are conditioned on, among other things, a favorable vote by the holders of two-thirds of Dynacare's outstanding common shares and regulatory approvals in the U. S. and Canada.

Dynacare has also announced the termination of its joint ventures in Pittsburgh, PA and Schenectady, NY. These terminations are expected to result in an after tax charge of approximately $4.7 million in Dynacare's second quarter.

Through its integrated network of regional laboratory operations, Dynacare provides innovative and trusted clinical laboratory services to its clients, their patients and professional partners. In addition to being a leading provider of laboratory services in Canada, Dynacare provides laboratory services in 21 U.S. states. Further information about Dynacare can be obtained from the Company's web site at www.dynacare.com.

Launched in November of 2000, Dynagene, Dynacare's Center of Excellence for Genetic and Esoteric Testing and Counseling, performs genetic reference work and other esoteric testing for all Dynacare laboratories, as well as referring physicians, and independent laboratories throughout North America. Dynagene provides a full range of genetic services including prenatal, postnatal, and cancer cytogenetics, FISH testing, molecular genetics, and genetic counseling. Further information on Dynagene can be found on the Company's web site at www.dynagene.com.

For Dynacare Investors
----------------------
This press release may contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions or statements regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, which by their nature involve substantial risks and uncertainties beyond Dynacare Inc.'s control. Dynacare Inc. undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made. Dynacare Inc. cannot assess the impact of or the extent to which any single factor or risk, or combination of them, may cause actual results to differ materially from those contained in any forward-looking statements. For a more complete discussion of risk factors, please see Dynacare Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the year ended December 31, 2001.

Security holders of Dynacare Inc. are urged to read the proxy statement regarding the proposed Plan of Arrangement when it is finalized and distributed to security holders because it will contain important information for making an informed decision. The definitive proxy statement will be filed with the U.S. Securities and Exchange Commission (the"SEC") by Dynacare, and security holders may obtain a free copy of such proxy statement when it becomes available, and other documents filed with the SEC by Dynacare, at the SEC's website at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed by Dynacare, may also be obtained free of charge by directing a request to Dynacare Inc., 14900 Landmark Boulevard, Suite 200, Dallas, Texas 75254, attention: Zbig S. Biskup, Executive Vice President and Chief Financial Officer and Secretary.

Dynacare and it directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of Dynacare and their beneficial ownership of Dynacare common stock as of April 15, 2002 are set forth in the proxy statement for the 2002 annual meeting filed by Dynacare on April 30, 2002. Security holders of Dynacare may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.

For additional information, please contact:
Harvey Shapiro, President & CEO, Dynacare
(416) 322-2305

                                *   *   *   *

The following joint press release was issued by Laboratory Corporation of America Holdings and Dynacare Inc. on May 9, 2002.

                               *   *   *   *

LABCORP
Laboratory Corporation of America


                                 Laboratory Corporation of America(R) Holdings 358 South Main Street
                                 Burlington, NC 27215
                                 Telephone: 336-584-5171


FOR IMMEDIATE RELEASE
---------------------

CONTACT:  336-436-4855                    SHAREHOLDER DIRECT:  800-LAB-0401
          PAMELA SHERRY
          WWW.LABCORP.COM
          Investor@labcorp.com

          DYNACARE INC.
          972-387-3200
          (i)  Zbig Biskup
          Zbiskup@dynacare.com


            LABORATORY CORPORATION OF AMERICA(R)ANNOUNCES DEFINITIVE
                       AGREEMENT TO ACQUIRE DYNACARE INC.

BURLINGTON, NC, AND DALLAS, TX, MAY 9, 2002 -- Laboratory Corporation of America(R) Holdings (LabCorp(R)) (NYSE: LH), a national clinical laboratory with 2001 revenues of $2.2 billion, and Dynacare Inc. (Nasdaq: DNCR; TSE: DNA), a leading independent provider of laboratory testing in North America, today announced that they have entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of Dynacare for approximately $480 million in cash and stock. In addition, LabCorp will assume approximately $205 million in Dynacare debt in conjunction with the closing of the transaction.

The acquisition is anticipated to be immediately accretive to LabCorp's EPS in 2002, and to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the first full year. LabCorp expects to realize an estimated $45 million in annual cost savings synergies by year-end 2004.

Under the terms of the agreement, which was unanimously approved by the boards of both companies, LabCorp will acquire 100 percent of the outstanding shares of Dynacare common stock for $23.00 per share pursuant to a Plan of Arrangement under Canadian Law. Under the Plan of Arrangement, each outstanding share of Dynacare common stock will be exchanged for $11.50 in cash and 0.1164 shares of LabCorp common stock. LabCorp will issue approximately 2.4 million new common shares in connection with the transaction, based on Dynacare's approximately
20.9 million diluted shares outstanding. The cash component of the transaction will be funded by a combination of cash on hand, borrowings under LabCorp's existing credit facility and a new bridge loan facility.

Under separate agreements, Dynacare's two largest shareholders and certain officers and directors, who hold in the aggregate 48.2 percent of Dynacare's outstanding common stock, will irrevocably undertake to vote their shares in favor of the Plan of Arrangement and, under certain circumstances, sell their shares to LabCorp if the Agreement is terminated or the Arrangement does not close. The offer and the merger are conditioned on, among other things, a favorable vote by the holders of two-thirds of Dynacare's outstanding common shares and regulatory approvals in the U. S. and Canada.

Dynacare, with 24 central laboratories, two esoteric laboratories, 115 rapid response labs and 302 patient service centers, provides clinical laboratory testing services in 21 states and two Canadian provinces. Dynacare, a portfolio company of private equity firm GTCR Golder Rauner, L.L.C., had 2001 revenues of approximately $238 million (based on U.S. GAAP) and has approximately 6,300 employees.

"We are excited to have reached an agreement with Dynacare," said Thomas P. Mac Mahon, LabCorp chairman and chief executive officer. "This transaction will enable LabCorp to provide more physicians and their patients with improved access to an expanded menu of leading-edge testing technologies. The merger will also expand our ability to service managed care and hospital customers and to achieve greater operating efficiencies. Clearly, the combination with Dynacare will help us achieve this objective."

Mr. Mac Mahon also said, "We are pleased that Harvey A. Shapiro, chairman and chief executive officer of Dynacare, has agreed to remain with the Company and become president of the Canadian operations, in addition to participating in the integration of the two companies."

Mr. Shapiro said, "We are very excited about the opportunities this combination presents and believe this transaction offers our shareholders fair value for their Dynacare investment. Further, joining the strengths of Dynacare and LabCorp will create a more dynamic company in a swiftly changing and ever more demanding health care marketplace."

Dynacare has also announced the termination of its joint ventures in Pittsburgh, PA and Schenectady, NY. These terminations are expected to result in an after tax charge of approximately $4.7 million in Dynacare's second quarter.


LabCorp will host a conference call with investors to discuss the transaction on May 9, 2002 at 9:00 A.M. ET. A live web cast of the call will be available online at www.labcorp.com or at www.streetevents.com beginning at 9:00 A.M. ET, with an online rebroadcast continuing through May 24, 2002. The live call at 9:00 A.M. is also available in a listen-only mode by dialing 212-346-6440. A telephone replay of the call will be available through May 16, 2002, and can be heard by dialing 800-633-8284 (858-812-6440 for international callers). The access code for the replay is 205-91-655.

ABOUT DYNACARE
--------------
Through its integrated network of regional laboratory operations, Dynacare provides innovative and trusted clinical laboratory services to its clients, their patients and professional partners. Dynacare provides laboratory services in 21 U.S. states and is a leading provider of laboratory services in Canada. Further information about Dynacare can be obtained from the Company's web site at www.dynacare.com.

ABOUT LABCORP
-------------
The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America(R) Holdings (LabCorp(R)) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.2 billion in 2001 and over 19,000 employees, the Company offers more than 4,000 clinical tests ranging from routine analyses to sophisticated molecular diagnostics. Serving over 200,000 clients nationwide, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. Its National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.


For LabCorp Investors
---------------------

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings.


For Dynacare Investors
----------------------

This press release may contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions or statements regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, which by their nature involve substantial risks and uncertainties beyond Dynacare Inc.'s control. Dynacare Inc. undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made. Dynacare Inc. cannot assess the impact of or the extent to which any single factor or risk, or combination of them, may cause actual results to differ materially from those contained in any forward-looking statements. For a more complete discussion of risk factors, please see Dynacare Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the year ended December 31, 2001.

Security holders of Dynacare Inc. are urged to read the proxy statement regarding the proposed Plan of Arrangement when it is finalized and distributed to security holders because it will contain important information for making an informed decision. The definitive proxy statement will be filed with the U.S. Securities and Exchange Commission (the"SEC") by Dynacare, and security holders may obtain a free copy of such proxy statement when it becomes available, and other documents filed with the SEC by Dynacare, at the SEC's website at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed by Dynacare, may also be obtained free of charge by directing a request to Dynacare Inc., 14900 Landmark Boulevard, Suite 200, Dallas, Texas 75254, attention: Zbig S. Biskup, Executive Vice President and Chief Financial Officer and Secretary.

Dynacare and it directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of Dynacare and their beneficial ownership of Dynacare common stock as of April 15, 2002 are set forth in the proxy statement for the 2002 annual meeting filed by Dynacare on April 30, 2002. Security holders of Dynacare may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.

                                       ###

                                  *   *   *   *